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                                                                EXHIBIT 10.30

8/7/96                  COMMERCIAL LEASE

     THIS COMMERCIAL LEASE is made and entered into this        day of August
                                                         ------
1996, by and between The Southshore Corporation, a Colorado Corporation, hereinafter called Southshore and Phantoms, LLC, a Colorado Limited Liability Company, hereinafter called Phantoms.

     WHEREAS, Phantoms is experienced in the construction and operation of commercial haunted houses and desires to construct and operate a first class commercial haunted house and other entertainment activities, hereinafter called the Project, during October of 1996, on the property owned by Southshore at 10750 E. Briarwood Ave., Englewood, Colorado, and

     WHEREAS, Southshore is willing to lease to Phantoms the portions of its property reasonably needed by Phantoms to construct and operate its Project, and

     WHEREAS, Phantoms and Southshore desire to establish a long term working relationship which includes operating the Project in future years and possible equity participation by Southshore in similar projects located at other water parks.

     NOW THEREFORE, the parties agree as follows:

     1. Leased Premises. Southshore agrees to lease to Phantoms certain areas located on its property located at 10750 E. Briarwood Avenue, Englewood Colorado, hereinafter referred to as the Leased Premises, which Phantoms reasonably required to construct and operate the Project. This space will include, but not be limited to, the parking lot, the park entrance and access to the Project facilities, the two pavilions, the area between the pavilions, the area where the miniature golf course is located, and the volleyball courts. Such use shall not damage or cause undue wear on Southshore Waterpark facilities and Southshore shall have the right of access to all of the Leased Facilities for the purpose of inspection and maintenance of its facilities. Phantoms shall provide Southshore with the right to review and approve the location of all Project facilities. Such approval shall not be denied unless Southshore believes the proposed location could damage the waterpark facilities, cause undue wear on them or cause undue concerns regarding the safety of people or park facilities.

     2. Lease Term. The Lease Term will be one year commencing on August 7, 1996, and terminating on August 5, 1997, unless it is extended pursuant to Paragraph 5, but the Southshore property shall be occupies and used by Phantoms to construct and operate the Project only for the period described in Paragraph 3 below.

     3. Permitted Uses. The Leased Premises shall be used for the construction and operation of the Project. The Project will be operated and open to the public from September 26, 1996 to November 3, 1996. Phantoms shall have the use of the Leased Premises for the construction of the Project from September 6, 1996 to September 26, 1996 and shall have the use of the Leased Premises for the disassembly of the Project from November 3 to December 1, 1996. Phantoms will be responsible for the storage of

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equipment and materials which can be reused to construct the Project in 1997.
Phantoms understands that Southshore will need reasonable access to its waterpark facilities during this period to perform maintenance and to winterize them.

     4. Rent and Expenses. On or before December 1, 1996, Phantoms shall pay to Southshore rent for the Leased Premises in the amount of 50% of the Adjusted Net Profits from the operation of the Project. Net Profits, for the purpose of this Lease, shall mean the Gross Revenues from admission ticket sales to the Project, minus all necessary and appropriate Project construction and operating expenses, hereinafter referred to as Project Expenses. Adjusted Net Profits means Net Profits minus 10 percent of the of the Net Profits.
This 10 percent of Net Profits shall be paid to Phantoms as its management fee for constructing and operating the Project.

     Project Expenses for the Project include the cost of material and equipment needed to install the Project, the cost of installing the Project, and the cost of operating and maintaining the Project. The preliminary budget for the Project is attached hereto as Exhibit A and shall include, but not be limited to, materials, equipment, advertising, insurance, Project repairs and maintenance, utilities required to operate the Project, employees' salaries, taxes, security and other mutually agreed upon expenses which are not described above or listed in Exhibit A. A revised budget shall be prepared and submitted to Southshore by August 15, 1996. The cost of purchasing, installing and operating the Project shall not exceed $150,000 unless the parties mutually agree that this amount may be exceeded. Phantoms will use its best efforts to install and operate the Project for significantly less than that amount. Phantoms, to the extent possible, agrees to purchase equipment, material and services in a manner which allows up to 30 days to make payment.

     5. Option to Extend Lease. Phantoms shall have the option to extend this Lease each year for one additional year under the same terms and conditions set forth herein for a maximum of four additional years (i.e. a total of five years - the base year of 1996/1997 and four renewal years). Phantoms must notify Southshore of its desire to exercise its option to extend the Lease no later than February 1, during any lease year.

     If Phantoms plans to operate a haunted house facility in the Southeast portion of the metro Denver area after it has operated the facility at Southshore for five years, Phantoms and Southshore shall negotiate in good faith a new agreement for the operation of a haunted house type facility for an additional five years at Southshore. The terms of that agreement shall be similar to the terms of this agreement. If such an agreement can not be reached, then Phantoms and Southshore shall enter into a new lease containing the same terms and conditions contained in this lease.

     If Southshore should decide to sell or lease the Leased Premises, then Southshore has the option of terminating this Lease or assigning it to the new owner or lessee. If Southshore sells or leases the Leased Premises, but does not assign the Lease to the new owner or lessee, such sale or lease shall contain the condition that the new owner or lessee would not

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allow a haunted house entertainment facility to be operated on the Leased
Premises for five years after the date of the sale or lease.

     6. Signage. Phantoms shall be permitted use of any and all signage available at the Leased Premises so long as it complies with local signage regulations and does not damage existing signage.

     7. Services Provided by Southshore. The following services shall be provided and paid for by Southshore, but the expense of such services shall be considered Project Expenses and shall be reimbursed to Southshore out of Project Revenues prior to the Final Settlement Date which shall occur on or before December 1, 1996.

     a. Utilities. Utilities required for the installation, operation and dismantling of the Project. A comparison between Southshore utility costs during this period in 1995 and the costs during 1996 will be used to determine the cost attributable to the Project.

     b. Insurance. Southshore shall maintain its existing liability insurance for the Leased Premises and shall obtain whatever endorsement may be required to cover its liability for injury or damage to third persons during the construction and operation of the Project. The policy and enforcement shall specifically identify Phantoms as an additional names insured during September through November of 1996. Phantoms will cooperate with Southshore in obtaining such insurance, and if Southshore should for any reason be unable to obtain reasonably priced insurance, then Phantoms has the option of obtaining the necessary insurance.

     Phantoms shall purchase workman's compensation which satisfied the minimum amount and other requirements of Colorado's Workman's Compensation Act which cover all of its employees and shall provide Southshore with an insurance certificate evidencing the existence of such insurance. Phantoms will likewise require all contractors performing work on the leased premises to obtain such insurance covering their employees.

     c. Box Officer Personnel. Southshore shall provide and pay the box office personnel needed to operate the Project. These people will handle the ticket sales and box office equipment and arrange for the deposit of daily revenues in Southshore's bank.

     d. Project Installation Assistance. Southshore may provide the assistance of its staff from time to time during the installation or operation of the Project. The extent of such services and the compensation for them will be considered a Project Expense. These expenses shall be agreed upon and documented by the parties in advance.

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     e.     Other Services.  Any other services to be provided by Southshore and their cost shall be agreed upon in writing by the parties in advance.

     Southshore shall be responsible for operating all food and other concessions currently located at the Southshore Waterpark. Phantoms may propose other concessions, the parties will agree on who operates them if concessions are added. Southshore and Phantoms will share the net profits from the concessions. Revenues from concessions will be accounted for separately from the Project Revenues and will not be subject to the management fee. Additionally, Phantoms shall pay Southshore a fee of five thousand dollars to participate in the concession profits. This fee shall be independent from the calculation or distribution of concession profits and shall be paid to Southshore by November 15, 1996.

     The parties agree that local telephone service provided by Southshore shall be a nonreimbursable expense. Long distance calls directly attributable to the Project shall be a Project expense.

     8. Improvements and Equipment. Phantoms shall construct the Project on the Leased Premises and purchase all materials and equipment necessary to operate the Project. All materials and equipment purchased shall be owned jointly by the parties on an equal basis. To the extent practicable, Phantoms shall notify the designated Southshore person in advance of the major items of material and equipment that will be purchased and of their cost. The designated Southshore person will notify Phantoms if he is aware of any locations where better pricing may be obtained.

     Upon the termination of this Lease, Phantoms shall purchase Southshore's one-half interest in the Project materials and equipment and any other improvements at a mutually agreeable price. If Southshore and Phantoms cannot agree the value of such materials, equipment or other improvements, such material, equipment and other improvements shall be sold and the proceeds of the sale shall be divided equally between the parties.

     9. Financing and payment of Project Expenses. Southshore agrees to initially loan Phantoms up to $30,000 between the date of this Lease and September 20, 1996. This money shall be used to pay for materials and equipment needed to construct the Project which are described in Paragraph 8 above and other services needed to paid in September to construct and prepare to operate the Project. Additionally, Southshore shall advance to Phantoms as a loan the amounts needed by Phantoms after September 20, 1996 to successfully operate the Project. Such advances will be made in one of the two following ways. (1) Phantoms shall submit a written request which lists in reasonable detail the Project expenses which will be paid for with the advance and the date such payments are due. Copies of invoices and order forms shall be included for all major purchases of materials, equipment and material and in all other instances when practicable. (2) Phantoms shall submit invoices for materials, equipment or consulting services for work performed and Southshore will pay those bills directly to the vendor or consultant. Phantoms shall pay all of its employees directly. Southshore will not advance any money to Phantoms to pay the

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actors it hires or write any checks to Phantoms' actors.  Phantoms shall receive payment for the cost of actors from Project Revenues promptly after the Project closes if Project Revenues exceed the amount of money Southshore has advanced to Phantoms under the Note.

     In conjunction with the loans described above, Phantoms shall execute a promissory note, hereinafter referred to as the Note, in the form similar to the one attached as Exhibit B. The total amount which may be drawn under the Note shall not exceed $125,000 unless Southshore agrees in writing that this amount can be exceeded. The entire amount drawn by Phantoms under this Note shall be secured by the Gross Revenues of the Project. Additionally fifty percent of any outstanding balance drawn under the Note shall be secured by Phantoms' fifty percent interest in the equipment, materials and other improvements described in Paragraph 8 above. Phantoms shall sign any documents that may be required or authorized by Colorado law to perfect these security interests. All Project Revenues as they are received shall be used to repay or reduce the current balance of the amount advanced under the Note. No payments shall be made to Phantoms from Project Revenues in the form of Management Fees or profits until the total amount advanced by Southshore to Phantoms under the terms of the Note has been paid in full from Project Revenues and Phantoms has been reimbursed from Project Revenues for its costs for actors and other employees.

     If the total amount of Project Revenues is not sufficient to pay the amount loaned by Southshore in full and reimburse Phantoms for the money it paid to the actors, then the parties agree the unpaid amount or amounts shall be considered the Project loss and that each party shall bear 50 Percent of that loss.

     10. Final Settlement. Before December 1, 1996 and as soon as practicable after the Project has closed, Phantoms shall submit to Southshore a final accounting and statement of all Project Expenses and Project Revenues. Then on or before December 1, 1996, Southshore and Phantoms shall meet to reconcile any differences and agree upon the final accounting. Southshore shall likewise submit to Phantoms a final accounting and statement of the Project Revenues, all advances it made to Phantoms under the Note, and all payments of Project expenses which it made directly to Project vendors or consultants.

     Then, the parties shall calculate the management fee payable to Phantoms and the Project profit which shall be split equally. The management fee paid to Phantoms shall be 10 percent of the difference between Total Project Revenues and Total Project Expenses. In the event there is a Project loss, no management fee will be paid and each party shall be liable for one half of the Project loss. The Project loss shall be any amount remaining unpaid on the Note plus any amount of the total wages paid to the actors that has not been reimbursed to Phantoms from Project Revenues. If the parties decide to sell the Project materials and equipment, the proceeds of this sale shall be used to reduce the total amount of the Project loss.

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     Southshore shall have the right to inspect and audit Phantoms' books and records for the Project at any time upon 48 hours written notice. Phantoms shall likewise have the right to inspect and audit Southshore's records and books for Project Revenues and payment of any of the Project expenses at anytime upon 48 hours written notice.

     11. Subletting. Phantoms, for itself, its successors, and assigns, covenants that it shall not assign, sell, pledge or in any manner transfer this Lease or any interest therein nor sublet the Leased Premises, or any part or parts thereof, without the prior written consent of Southshore in each instance. Southshore's consent will not be unreasonably withheld.

     12. Default. Each of the following shall constitute an event of Default under this Lease:

     a. If Phantoms fails to pay, when due, Rent or its share of any Project loss.

     b. If Phantoms breaches or fails to comply with any provision of the Lease and such breach continues for a period of ten days after written notice from Southshore to Phantoms;

     c. If Phantoms shall file a Petition in Bankruptcy or Insolvency or for reorganization, or arraignment under the Bankruptcy Laws of the United States or any similar Act of any state;
     d. If Phantoms is in default on the Note referenced in paragraph number 9 herein.

     13. Landlord's Remedies. Upon the occurrence of any event of default, as defined in the immediately preceding paragraph numbered 12., Southshore shall have the right to exercise any one or more of the following remedies.

     a. Southshore may demand possession of the Leased Premises from Phantoms. Phantoms shall remain liable to Landlord for any amount due as rend and any other sum due and owing to Southshore by Phantoms under the terms of this Lease. If this occurs, Southshore, at its sole option, may take over the operation of the Project.

     b. Southshore may re-enter and take possession of the Leased Premises or any part thereof and remove all or portions of the Project using such force for such purposes as may be necessary. Phantoms shall reimburse Southshore for the reasonable cost of removing and storing the Project equipment and materials.

     c.     Terminate this Lease.

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     d.     All other remedies available to Southshore under law or equity.

     14. Relationship of the Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of Principal and Agent or of a Partnership or a joint venture between the parties hereto, it being agreed that neither the method of computation of rent or any other provision of this Lease shall be deemed to create any relationship between the parties other than that of Landlord and Tenant.

     15. Amendments and Modifications. No Amendments or Modifications of this Lease or any part thereof shall be valid or binding unless reduced to writing and signed by the parties hereto.

     16. Attorneys' Fees and Costs. In the event either party takes legal action against the other in order to enforce the terms of this Lease, the party in whose favor the final judgment is entered shall be entitled to recover from the other party its reasonable attorneys' fees and costs. In the event the matter is settled before any judgment is entered, each party shall bear its own costs.

     17. Unenforceability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then the remainder of the Lease shall not be affected thereby.

     18. Attorney Disclaimer. Each and every provision of this Lease has been independently, separately and freely negotiated by the parties as if this Lease were drafted by both Phantoms and Southshore and any statutory or common law presumptions based on drafting are hereby waived by the parties.

     19. Notices. All Notices to be given under this Lease by either of the parties shall be in writing. Any notice may be served by certified U. S. mail, return receipt requested and such service shall be deemed effective and complete as of the next business day following the mailing of such Notice. Such Notices shall be addressed as follows:

a.If to Phantoms:                      3051 S. Rooney Road
                                       Morrison, CO  80465

b.If to Southshore:                    10750 E. Briarwood Ave.
                                       Englewood, CO  80112

     20. Arapahoe County PDP Amendment Approval. Both parties understand that a small risk exists that the operation of the Project at Southshore could be questioned by Arapahoe County on the basis that it is not allowed by existing County approvals. If Arapahoe County should attempt to stop the construction or operation of the Project for any reason, both parties shall equally share the cost of resisting and defending against all efforts.

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Phantoms agrees that the expenses incurred by Landaide to date to discuss the
Project with County officials and to obtain the letter dated August 7, 1996 from the County Zoning Department are Project expenses.

     In the event Phantoms is unable to operate the Project in 1996 as a result of any actions taken by Arapahoe County, the parties hereto will equally share the Project Expenses incurred up to the date when the parties decide that the Project can not be operated in 1996. If this occurs, Phantoms will store all of the jointly owned reusable equipment and materials so that they can be utilized for a haunted house project in 1997. Phantoms will retain its option to operate a Project in 1997 pursuant to Paragraph 5. If it elects to exercise its option to extend the Lease under these circumstances, then 1997 will be considered the first Lease Year and Phantoms shall have four additional one year options which may be exercised in the manner described in Paragraph 5. This means that Phantoms could continue to operate a Project on the Leased Premises in 1998 through 2001 if it exercised all four of its option years.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first written above.

Phantoms, LLC                         The Southshore Corporation


By:     /s/Frank Starr                         By:     /s/ Kenneth M. Dalton
       ---------------                                ----------------------
          Its:  Manager                              Its:  President










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